Beckstead and Watts, LLP

Certified Public Accountants

2425 W. Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984 tel

702.362.0540 fax

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 22, 2006, accompanying the financial statements of Medistem Laboratories, Inc. on Form SB-2 for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report on the Registration Statement of Medistem Laboratories, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

We also consent to the reference to Beckstead and Watts, LLP under the caption “Experts” in said registration statement.

Signed,

/s/ Beckstead and Watts, LLP

September 20, 2006